SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2010

EFL OVERSEAS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	None	26-3062721
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

250-777 N. Rainbow Blvd., Las Vegas, NV 89107

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (702) 938-3656

112 North Curry Street

                    Carson City, NV 89703

(Former name or former address if changed since last report)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company was formed in July 2008 to recruit persons to teach English to students in Japan and Brazil. The Company never generated any revenue and essentially abandoned its business plan in early 2009.

On April 19, 2010 Gabriel Jones resigned as an officer and director of the Company and Keiko Narita resigned as a director of the Company.

On April 20, 2010, Gabriel Jones sold 4,835,000 shares of common stock to the Company for $100.

On April 20, 2010, Herbert T. Schmidt was appointed as the Company’s President, Principal Financial and Accounting Officer, and Secretary.

Information concerning Mr. Schmidt follows:

Mr. Schmidt was appointed as a director of the Company on March 8, 2010. Since October 2007, Mr Schmidt has served as Chief Financial Officer and Director of Strongbow Resources Inc., a publicly traded corporation focused on the development of natural resources. Since 2001, Mr. Schmidt has served as the Director of Finance and Administration for the SLC Companies, a business distributing products endorsed by Suzanne Somers. Prior to 2001, Mr Schmidt was the Accounting Manager for Miod and Company, a Los Angeles forensic accounting firm, and served as the Chief Financial Officer of Com-Net Industries, a California networking pioneer. Earlier in his career, as Controller for Klausner Transportation Company, Mr. Schmidt wrote the original business plan for L.A Gear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2010

EFL OVERSEAS, INC.

By:	/s/ Herbert T. Schmidt
Herbert T. Schmidt, President